Earnings Release

Mastercard Incorporated Reports
Fourth-Quarter and Full-Year 2018 Financial Results

•	Fourth-quarter net income of $0.9 billion, or $0.87 per diluted share

•	Fourth-quarter adjusted net income of $1.6 billion, or $1.55 per adjusted diluted share

•	Fourth-quarter net revenue of $3.8 billion, or an increase of 15%

•	Fourth-quarter gross dollar volume up 14% and purchase volume up 15%

Purchase, NY - January 31, 2019 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth-quarter and full-year 2018.

“We had a very strong end to the year, bringing 2018 to a record close, driven by broad-based growth across each of our regions,” said Ajay Banga, Mastercard president and CEO. “These results reflect strong execution in growing our core business and driving new capabilities to improve the customer experience and enhance security across all transaction types.  When you combine this with the strategic investments we’ve made for the long term, we are very well positioned for continued growth.”

Quarterly Results

Summary of Fourth-Quarter Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	Q4 2018	Q4 2017	Reported GAAP	Currency-neutral
Net revenue	$3.8	$3.3	15%	17%
Operating expenses	$2.6	$1.8	44%	46%
Operating income	$1.2	$1.5	(19)%	(17)%
Operating margin	32.4%	46.0%	(13.5) ppt	(13.3) ppt
Effective income tax rate	26.0%	84.7%	(58.7) ppt	(59.7) ppt
Net income	$0.9	$0.2	296%	334%
Diluted earnings per share	$0.87	$0.21	314%	358%

Summary of Fourth-Quarter Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q4 2018	Q4 2017	As adjusted	Currency-neutral
Net revenue	$3.8	$3.3	15%	17%
Adjusted operating expenses	$1.8	$1.6	12%	14%
Adjusted operating margin	52.3%	51.0%	1.3 ppt	1.4 ppt
Adjusted effective income tax rate	18.3%	26.8%	(8.5) ppt	(8.4) ppt
Adjusted net income	$1.6	$1.2	33%	36%
Adjusted diluted earnings per share	$1.55	$1.14	36%	40%

1 The Summary of Non-GAAP Results excludes the impact of special items (“Special Items”) and/or foreign currency. See Non-GAAP reconciliations starting on page 13 for further information on the Special Items, the impact of foreign currency and the reconciliation to GAAP reported amounts.

-more-

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The following additional details are provided to aid in understanding Mastercard’s fourth-quarter 2018 results, versus the year-ago period:

•
Net revenue increased 15% as reported, or 17% on a currency-neutral basis. The new revenue recognition rules contributed 5 percentage points to this growth. Excluding this item, underlying revenue growth was 12%, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%.[1,2]

◦	A 14% increase in gross dollar volume, on a local currency basis, to $1.5 trillion.

◦	An increase in cross-border volumes of 17% on a local currency basis.[1]

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 44%, or 46% on a currency-neutral basis. Excluding the impact of Special Items, adjusted operating expenses increased 12%, or 14% on a currency-neutral basis. This includes a 2 percentage point increase related to the new revenue recognition rules and acquisitions. The remaining operating expense growth of 12% was primarily related to the company’s continued investments in strategic initiatives.

•
Other income (expense) was favorable versus the year ago period, primarily due to higher investment income, partially offset by higher interest expense related to the company’s debt issuance in February 2018 and higher equity losses in the current year.

•
The effective tax rate for the fourth quarter of 2018 was 26.0%, versus 84.7% for the comparable period in 2017, primarily due to the impact of U.S. tax reform recorded in 2017 and a lower 2018 statutory tax rate in the U.S. These benefits are offset by the nondeductibility of the European Commission fine. Excluding Special Items, the adjusted effective tax rate for the fourth quarter was 18.3%, versus 26.8% for the comparable period in 2017. On an adjusted basis, U.S. tax reform contributed approximately 7.8 percentage points to the lower tax rate, versus year ago.

•	As of December 31, 2018, the company’s customers had issued 2.5 billion Mastercard and Maestro-branded cards, adjusted for the impact of the Venezuela deconsolidation.

Return of Capital to Shareholders

During the fourth quarter of 2018, Mastercard repurchased approximately 4.4 million shares at a cost of $888 million and paid $259 million in dividends. Quarter-to-date through January 30, the company repurchased an additional 4.0 million shares at a cost of $773 million, which leaves $6.0 billion remaining under current repurchase program authorizations.

1 Adjusted to normalize for the effects of differing switching days between periods.
2 Adjusted for the impact of the Venezuela deconsolidation.

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Full-Year 2018 Results

Summary of Full-Year Operating Results Amounts in billions ($), except per share data			Increase / (Decrease)
	FY 2018	FY 2017	Reported GAAP	Currency-neutral
Net revenue	$15.0	$12.5	20%	20%
Operating expenses	$7.7	$5.9	31%	30%
Operating income	$7.3	$6.6	10%	10%
Operating margin	48.7%	53.0%	(4.3) ppt	(4.3) ppt
Effective income tax rate	18.7%	40.0%	(21.3) ppt	(21.1) ppt
Net income	$5.9	$3.9	50%	49%
Diluted earnings per share	$5.60	$3.65	53%	53%

Summary of Full-Year Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	FY 2018	FY 2017	As adjusted	Currency-neutral
Net revenue	$15.0	$12.5	20%	20%
Adjusted operating expenses	$6.5	$5.7	15%	15%
Adjusted operating margin	56.2%	54.4%	1.8 ppt	1.8 ppt
Adjusted effective income tax rate	18.5%	26.8%	(8.3) ppt	(8.2) ppt
Adjusted net income	$6.8	$4.9	38%	38%
Adjusted diluted earnings per share	$6.49	$4.58	42%	41%
1 The Summary of Non-GAAP Results excludes the impact of special items (“Special Items”) and/or foreign currency. See Non-GAAP reconciliations starting on page 14 for further information on the Special Items, the impact of foreign currency and the reconciliation to GAAP reported amounts.
The following additional details are provided to aid in understanding Mastercard’s full-year 2018 results, versus the year-ago period:

•
Net revenue increased 20% as reported and on a currency-neutral basis. The new revenue recognition rules and acquisitions contributed 4 percentage points and 0.5 percentage points to this growth, respectively. Excluding these items, revenue growth was 15%, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%.[2,3]

◦	An increase in cross-border volumes of 18% on a local currency basis.[2]

◦	A 14% increase in gross dollar volume, on a local currency basis, to $5.9 trillion.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 31%, or 30% on a currency-neutral basis. Excluding the impact of Special Items, adjusted operating expenses increased 15%, both as adjusted and on a currency-neutral basis. Acquisitions and the contribution to the Mastercard Impact Fund (formerly referred to as Mastercard’s Center for Inclusive Growth Fund), a non-profit charitable organization, each contributed 2 percentage points of growth and the new revenue recognition rules contributed 3 percentage points of growth. Excluding these items, operating expenses grew at 8%, primarily related to the company’s continued investments in strategic initiatives.

2 Adjusted to normalize for the effects of differing switching days between periods.
3 Adjusted for the impact of the Venezuela deconsolidation.

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•
Other income (expense) was favorable versus the year ago period, primarily due to higher investment income, partially offset by higher interest expense related to the company’s debt issuance in February 2018 and higher equity losses in the current year.

•
The effective tax rate for the full-year 2018 was 18.7%, versus 40.0% for the comparable period in 2017, primarily due to the impact of the U.S. tax reform recorded in 2017 and a lower 2018 statutory tax rate in the U.S. These benefits are offset by the nondeductibility of the European Commission fine. Excluding Special Items, the adjusted effective tax rate for the full-year 2018 was 18.5%, versus 26.8% for the comparable period in 2017. On an adjusted basis, U.S. tax reform contributed approximately 4.8 percentage points to the lower tax rate, versus year ago.

Return of Capital to Shareholders

For the full year of 2018, Mastercard repurchased approximately 26.2 million shares at a cost of $4.9 billion and paid $1.0 billion in dividends.

Fourth-Quarter and Full-Year Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its fourth-quarter and full-year 2018 results.

The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 4187924.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

The company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying tables.

The presentation of growth rates on a currency-neutral basis represents a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts in our operating results.

About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

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Forward-Looking Statements

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•
direct regulation of the payments industry (including regulatory, legislative and litigation activity with respect to interchange fees, surcharging and the extension of current regulatory activity to additional jurisdictions or products)

•	the impact of preferential or protective government actions

•
regulation to which we are directly or indirectly subject based on our participation in the payments industry (including anti-money laundering and economic sanctions, financial sector oversight, real-time account-based payment systems, issuer practice regulation and regulation of internet and digital transactions)

•	the impact of changes in laws, including the recent U.S. tax legislation, regulations and interpretations thereof, or challenges to our tax positions

•	regulation of privacy, data protection and security

•	potential or incurred liability and limitations on business resulting from litigation

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating an account-based payment system in addition to our core network and to working with new customers and end users

•	the impact of information security incidents, account data breaches, fraudulent activity or service disruptions on our business

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation)

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•	the impact of our relationships with other stakeholders, including merchants and governments

•	exposure to loss or illiquidity due to settlement guarantees and other significant third-party obligations

•
the impact of global economic and political events and conditions (including global financial market activity, declines in cross-border activity, negative trends in consumer spending, the effect of adverse currency fluctuation and the effects of the U.K.’s proposed withdrawal from the E.U.)

•	reputational impact, including impact related to brand perception

•	issues related to acquisition integration, strategic investments and entry into new businesses

•	issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent reports on Forms 10-Q and 8-K.

###

Contacts:
Investor Relations: Warren Kneeshaw or Gina Accordino, investor.relations@mastercard.com, 914-249-4565.
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in millions, except per share data)
Net Revenue	$3,807	$3,312	$14,950	$12,497
Operating Expenses
General and administrative[1]	1,401	1,421	5,174	4,653
Advertising and marketing[1]	302	254	907	771
Depreciation and amortization	113	115	459	436
Provision for litigation	757	—	1,128	15
Total operating expenses	2,573	1,790	7,668	5,875
Operating income	1,234	1,522	7,282	6,622
Other Income (Expense)
Investment income	43	12	122	56
Interest expense	(47)	(41)	(186)	(154)
Other income (expense), net	(15)	(9)	(14)	(2)
Total other income (expense)	(19)	(38)	(78)	(100)
Income before income taxes	1,215	1,484	7,204	6,522
Income tax expense	316	1,257	1,345	2,607
Net Income	$899	$227	$5,859	$3,915

Basic Earnings per Share	$0.87	$0.21	$5.63	$3.67
Basic weighted-average shares outstanding	1,032	1,057	1,041	1,067
Diluted Earnings per Share	$0.87	$0.21	$5.60	$3.65
Diluted weighted-average shares outstanding	1,038	1,063	1,047	1,072

1 Includes the impact of reclassifying $56 million and $127 million of expenses for the three and twelve months ended December 31, 2017, respectively, from advertising and marketing to general and administrative to conform to current period presentation.

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31, 2018	December 31, 2017
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$6,682	$5,933
Restricted cash for litigation settlement	553	546
Investments	1,696	1,849
Accounts receivable	2,276	1,969
Settlement due from customers	2,452	1,375
Restricted security deposits held for customers	1,080	1,085
Prepaid expenses and other current assets	1,432	1,040
Total Current Assets	16,171	13,797
Property, plant and equipment, net	921	829
Deferred income taxes	570	250
Goodwill	2,904	3,035
Other intangible assets, net	991	1,120
Other assets	3,303	2,298
Total Assets	$24,860	$21,329
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$537	$933
Settlement due to customers	2,189	1,343
Restricted security deposits held for customers	1,080	1,085
Accrued litigation	1,591	709
Accrued expenses	4,747	3,931
Current portion of long-term debt	500	—
Other current liabilities	949	792
Total Current Liabilities	11,593	8,793
Long-term debt	5,834	5,424
Deferred income taxes	67	106
Other liabilities	1,877	1,438
Total Liabilities	19,371	15,761

Commitments and Contingencies

Redeemable Non-controlling Interests	71	71

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,387 and 1,382 shares issued and 1,019 and 1,040 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 12 and 14 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,580	4,365
Class A treasury stock, at cost, 368 and 342 shares, respectively	(25,750)	(20,764)
Retained earnings	27,283	22,364
Accumulated other comprehensive income (loss)	(718)	(497)
Total Stockholders’ Equity	5,395	5,468
Non-controlling interests	23	29
Total Equity	5,418	5,497
Total Liabilities, Redeemable Non-controlling Interests and Equity	$24,860	$21,329

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	For the Years Ended December 31,
	2018	2017	2016
	(in millions)
Operating Activities
Net income	$5,859	$3,915	$4,059
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,235	1,001	860
Depreciation and amortization	459	437	373
Share-based compensation	196	176	149
Tax benefit for share-based payments	—	—	(48)
Deferred income taxes	(244)	86	(20)
Venezuela charge	—	167	—
Other	31	59	29
Changes in operating assets and liabilities:
Accounts receivable	(317)	(445)	(338)
Income taxes receivable	(120)	(8)	(1)
Settlement due from customers	(1,078)	(281)	(10)
Prepaid expenses	(1,769)	(1,402)	(1,073)
Accrued litigation and legal settlements	869	(12)	17
Restricted security deposits held for customers	(6)	94	96
Accounts payable	101	290	145
Settlement due to customers	849	394	66
Accrued expenses	439	589	520
Long-term taxes payable	(20)	577	—
Net change in other assets and liabilities	(261)	27	(187)
Net cash provided by operating activities	6,223	5,664	4,637
Investing Activities
Purchases of investment securities available-for-sale	(1,300)	(714)	(957)
Purchases of investments held-to-maturity	(509)	(1,145)	(867)
Proceeds from sales of investment securities available-for-sale	604	304	277
Proceeds from maturities of investment securities available-for-sale	379	500	339
Proceeds from maturities of investments held-to-maturity	929	1,020	456
Purchases of property, plant and equipment	(330)	(300)	(215)
Capitalized software	(174)	(123)	(167)
Acquisition of businesses, net of cash acquired	—	(1,175)	—
Investment in nonmarketable equity investments	(91)	(147)	(31)
Other investing activities	(14)	(1)	2
Net cash used in investing activities	(506)	(1,781)	(1,163)
Financing Activities
Purchases of treasury stock	(4,933)	(3,762)	(3,511)
Proceeds from debt	991	—	1,972
Payment of debt	—	(64)	—
Dividends paid	(1,044)	(942)	(837)
Tax benefit for share-based payments	—	—	48
Tax withholdings related to share-based payments	(80)	(47)	(51)
Cash proceeds from exercise of stock options	104	57	37
Other financing activities	(4)	(6)	(2)
Net cash used in financing activities	(4,966)	(4,764)	(2,344)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(6)	200	(50)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	745	(681)	1,080
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	7,592	8,273	7,193
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,337	$7,592	$8,273

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended December 31, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$468	8.7%	13.1%	$318	13.4%	5,832	21.5%	$150	12.5%	1,670	802
Canada	46	7.4%	11.7%	45	11.6%	698	16.6%	2	13.8%	6	61
Europe	459	11.0%	19.9%	304	23.0%	8,416	30.3%	155	14.2%	1,101	530
Latin America	111	4.0%	16.8%	70	21.5%	2,529	21.2%	40	9.3%	297	184
Worldwide less United States	1,084	9.1%	16.2%	737	17.8%	17,475	25.3%	347	12.9%	3,075	1,576
United States	466	10.2%	10.2%	408	11.4%	7,242	11.2%	58	2.6%	329	446
Worldwide	1,550	9.4%	14.3%	1,145	15.4%	24,717	20.8%	405	11.3%	3,404	2,022
Mastercard Credit and Charge Programs
Worldwide less United States	560	5.6%	12.7%	519	13.3%	8,995	17.7%	40	4.9%	187	644
United States	228	9.8%	9.8%	219	10.4%	2,484	11.9%	9	(3.0)%	9	231
Worldwide	787	6.8%	11.8%	738	12.4%	11,480	16.4%	49	3.4%	196	874
Mastercard Debit Programs
Worldwide less United States	525	13.1%	20.1%	218	30.0%	8,480	34.5%	307	14.0%	2,887	933
United States	238	10.7%	10.7%	189	12.7%	4,758	10.9%	49	3.6%	321	216
Worldwide	762	12.3%	17.0%	407	21.3%	13,237	25.0%	355	12.4%	3,208	1,148

	For the 12 Months Ended December 31, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,809	13.4%	13.3%	$1,227	13.3%	21,274	20.2%	$582	13.4%	6,238	802
Canada	173	10.2%	10.2%	166	10.4%	2,538	12.6%	7	6.6%	25	61
Europe	1,738	17.8%	19.2%	1,147	22.5%	29,968	29.8%	591	13.2%	4,157	530
Latin America	412	7.8%	16.8%	262	21.7%	9,076	20.0%	150	9.0%	1,106	184
Worldwide less United States	4,132	14.4%	15.9%	2,802	17.5%	62,856	24.2%	1,330	12.8%	11,525	1,576
United States	1,769	9.7%	9.7%	1,536	10.9%	27,393	10.2%	233	2.2%	1,333	446
Worldwide	5,901	13.0%	14.0%	4,338	15.1%	90,249	19.6%	1,563	11.1%	12,859	2,022
Mastercard Credit and Charge Programs
Worldwide less United States	2,167	10.8%	12.2%	2,008	13.1%	32,952	16.0%	160	1.6%	720	644
United States	846	8.5%	8.5%	811	9.1%	9,073	8.8%	35	(3.7)%	34	231
Worldwide	3,014	10.1%	11.1%	2,819	12.0%	42,025	14.4%	195	0.6%	754	874
Mastercard Debit Programs
Worldwide less United States	1,964	18.7%	20.3%	794	30.1%	29,904	34.8%	1,171	14.5%	10,805	933
United States	923	10.8%	10.8%	725	13.0%	18,320	10.9%	198	3.4%	1,299	216
Worldwide	2,887	16.1%	17.1%	1,519	21.4%	48,224	24.6%	1,368	12.7%	12,104	1,148

	For the 3 months ended December 31, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$431	14.3%	12.2%	$291	10.2%	4,798	16.7%	$140	16.8%	1,468	698
Canada	43	15.1%	9.6%	42	9.9%	599	10.3%	2	2.2%	5	52
Europe	413	22.9%	16.0%	266	17.6%	6,461	25.9%	147	13.3%	1,001	475
Europe Adj. for Article 8			17%		20%		28%
Latin America	106	18.3%	16.4%	67	20.7%	2,087	19.8%	39	9.8%	279	176
Worldwide less United States	994	18.2%	14.1%	666	14.0%	13,944	21.0%	328	14.3%	2,753	1,402
WW Less US Adj. for Article 8			15%		15%		22%
United States	422	9.1%	9.1%	366	10.0%	6,510	8.4%	56	4.0%	326	410
Worldwide	1,416	15.4%	12.6%	1,032	12.6%	20,454	16.7%	384	12.7%	3,079	1,812
Worldwide Adj. for Article 8			13%		13%		17%
Mastercard Credit and Charge Programs
Worldwide less United States	530	13.8%	10.3%	489	11.1%	7,640	13.7%	41	1.4%	183	601
United States	207	10.0%	10.0%	198	10.0%	2,220	7.5%	9	9.1%	9	211
Worldwide	738	12.7%	10.2%	687	10.8%	9,860	12.3%	50	2.7%	192	812
Mastercard Debit Programs
Worldwide less United States	464	23.6%	18.8%	177	22.9%	6,304	31.0%	287	16.4%	2,570	801
United States	215	8.3%	8.3%	168	9.9%	4,290	8.9%	47	3.1%	317	199
Worldwide	679	18.3%	15.3%	345	16.2%	10,594	21.1%	334	14.3%	2,887	1,001

	For the 12 Months ended December 31, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,596	8.4%	9.0%	$1,075	8.7%	17,696	21.4%	$521	9.5%	5,486	698
Canada	157	12.6%	10.0%	150	10.8%	2,254	11.2%	7	(4.1)%	22	52
Europe	1,476	9.8%	9.6%	943	8.3%	23,082	15.3%	533	11.9%	3,797	475
Europe Adj. for Article 8			16%		18%		25%
Latin America	382	17.4%	15.4%	240	19.0%	7,566	17.7%	142	9.9%	1,054	176
Worldwide less United States	3,611	10.0%	9.9%	2,408	9.6%	50,597	17.5%	1,202	10.5%	10,359	1,402
WW Less US Adj. for Article 8			12%		13%		22%
United States	1,613	5.2%	5.2%	1,385	5.7%	24,862	3.6%	228	2.5%	1,329	410
Worldwide	5,224	8.5%	8.4%	3,793	8.1%	75,459	12.5%	1,430	9.2%	11,688	1,812
Worldwide Adj. for Article 8			10%		10%		15%
Mastercard Credit and Charge Programs
Worldwide less United States	1,956	8.1%	8.3%	1,797	8.8%	28,413	13.0%	159	2.9%	729	601
United States	780	7.7%	7.7%	743	7.3%	8,337	5.0%	37	16.5%	35	211
Worldwide	2,736	8.0%	8.1%	2,540	8.4%	36,750	11.1%	196	5.2%	765	812
Mastercard Debit Programs
Worldwide less United States	1,654	12.4%	11.9%	611	12.0%	22,185	23.9%	1,043	11.8%	9,629	801
United States	833	3.0%	3.0%	642	3.9%	16,525	2.9%	191	0.1%	1,294	199
Worldwide	2,487	9.1%	8.7%	1,253	7.7%	38,709	13.9%	1,234	9.8%	10,923	1,001

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.
Effective Q1 2018, our operational metrics reflect the impact of the Venezuela deconsolidation. Prior to Q1 2018, all metrics include Venezuela.

Mastercard Incorporated - Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.

Article 8 of the EU Interchange Fee Regulation related to card payments that became effective June 9, 2016 states that a network can no longer charge fees on domestic EEA payment transactions that do not use its payment brand. Prior to that, Mastercard collected a de minimis assessment fee in a few countries, particularly France, on transactions with Mastercard co-badged cards if the brands of domestic networks (as opposed to Mastercard) were used. As a result, the non-Mastercard co-badged volume is no longer being included.

To aid in understanding the underlying trends in the business, the table above reflects adjusted growth rates for the impact of Article 8, by eliminating the related co-badged volumes where relevant.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 12

Non-GAAP Reconciliations (QTD)

	Three Months Ended December 31, 2018
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,573	32.4%	26.0%	$899	$0.87
Litigation provisions [1]	(757)	19.9%	(10.8)%	772	0.74
Tax act [2]	**	**	3.0%	(59)	(0.06)
Non-GAAP	$1,816	52.3%	18.3%	$1,611	$1.55

	Three Months Ended December 31, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,790	46.0%	84.7%	$227	$0.21
Tax act [3]	**	**	(58.8)%	873	0.82
Venezuela charge [4]	(167)	5.0%	0.9%	108	0.10
Non-GAAP	$1,623	51.0%	26.8%	$1,208	$1.14

	Three Months Ended December 31, 2018 as compared to the Three Months Ended December 31, 2017
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	15%	44%	(13.5) ppt	(58.7) ppt	296%	314%
Litigation provisions [1]	**	(42)%	19.9 ppt	(10.8) ppt	340%	354%
Tax act [2,3]	**	**	**	61.8 ppt	(589)%	(618)%
Venezuela charge [4]	**	10%	(5.0) ppt	(0.9) ppt	(13)%	(14)%
Non-GAAP	15%	12%	1.3 ppt	(8.5) ppt	33%	36%
Foreign currency [5]	2%	2%	0.1 ppt	0.1 ppt	3%	3%
Non-GAAP - currency-neutral	17%	14%	1.4 ppt	(8.4) ppt	36%	40%
Note: Tables may not sum due to rounding.
** Not applicable
1 Q4’18 pre-tax charges of $757 million related to a $654 million fine by the European Commission and $103 million of settlements with U.K. and Pan- European merchants.
2 Q4’18 net tax benefit of $59 million comprised of a $90 million benefit related to the carryback of foreign tax credits due to transition rules, offset by a net $31 million expense primarily related to the true-up of the 2017 mandatory deemed repatriation tax on accumulated foreign earnings (the "Transition Tax").
3 Q4’17 net tax expense of $873 million related to the Transition Tax, the remeasurement of a net deferred tax asset in the U.S. and the recognition of a deferred tax liability related to a change in assertion regarding reinvestment of foreign earnings, as well as additional tax expense related to a foregone foreign tax credit benefit on 2017 repatriations.
4 Q4’17 pre-tax charge of $167 million related to the deconsolidation of the company’s Venezuelan subsidiaries in 2017.
5 Represents the foreign currency translational and transactional impact.

Mastercard Incorporated - Page 13

Non-GAAP Reconciliations (YTD)

	Twelve Months Ended December 31, 2018
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,668	48.7%	18.7%	$5,859	$5.60
Litigation provisions [1]	(1,128)	7.5%	(1.1)%	1,008	0.96
Tax act [2]	**	**	0.9%	(75)	(0.07)
Non-GAAP	$6,540	56.2%	18.5%	$6,792	$6.49

	Twelve Months Ended December 31, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,875	53.0%	40.0%	$3,915	$3.65
Tax act [3]	**	**	(13.4)%	873	0.81
Venezuela charge [4]	(167)	1.3%	0.2%	108	0.10
Litigation provisions [5]	(15)	0.1%	—%	10	0.01
Non-GAAP	$5,693	54.4%	26.8%	$4,906	$4.58

	Twelve Months Ended December 31, 2018 as compared to the Twelve Months Ended December 31, 2017
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	20%	31%	(4.3) ppt	(21.3) ppt	50%	53%
Litigation provisions [1,5]	**	(19)%	7.4 ppt	(1.0) ppt	25%	26%
Tax act [2,3]	**	**	**	14.2 ppt	(33)%	(34)%
Venezuela charge [4]	**	3%	(1.3) ppt	(0.2) ppt	(3)%	(3)%
Non-GAAP	20%	15%	1.8 ppt	(8.3) ppt	38%	42%
Foreign currency [6]	—%	—%	– ppt	0.1 ppt	—%	—%
Non-GAAP - currency-neutral	20%	15%	1.8 ppt	(8.2) ppt	38%	41%
Note: Tables may not sum due to rounding.
** Not applicable
1 Fiscal year 2018 pre-tax charges of $1,128 million related to a $654 million fine by the European Commission, $237 million related to both the U.S. merchant class litigation and the filed and anticipated opt-out U.S. merchant cases and $237 million of settlements with U.K. and Pan- European merchants.
2 Fiscal year 2018 net tax benefit of $75 million comprised of a $90 million benefit related to the carryback of foreign tax credits due to transition rules, offset by a net $15 million expense primarily related to the true-up to the 2017 Transition Tax.
3 Fiscal year 2017 net tax expense of $873 million related to the Transition Tax, the remeasurement of a net deferred tax asset in the U.S. and the recognition of a deferred tax liability related to a change in assertion regarding reinvestment of foreign earnings, as well as additional tax expense related to a foregone foreign tax credit benefit on 2017 repatriations.
4 Fiscal year 2017 pre-tax charge of $167 million related to the deconsolidation of the company’s Venezuelan subsidiaries.
5 Fiscal year 2017 pre-tax charges of $15 million related to settlement with Canadian merchants.
6 Represents the foreign currency translational and transactional impact.